UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 21, 2012, InfuSystem Holdings, Inc. issued a press release reporting its financial results for the fiscal quarter ended March 31, 2012. A copy of the press release is furnished as an exhibit to this Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2012, InfuSystem Holdings, Inc. (the “Company”) received a letter (the “Letter”) from NYSE MKT (the “Exchange”) indicating that the Company failed to comply with Section 703 of the Exchange’s Company Guide, which section, among other things, requires that a listed company provide the Exchange with written notice of the establishment of a record date at least ten days in advance of such record date. In connection with amending the date of the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and record date for such meeting, the Company did not provide the Exchange with timely notification of the record date.

The Letter provides that such letter constitutes a warning letter issued to the Company pursuant to Section 1009(a)(i) of the Exchange’s Company Guide.

As set forth in the Letter, the Exchange understands that the Company established a record date of April 30, 2012 for its Annual Meeting, and the Exchange concluded that the requisite prior notice to the Exchange was not provided. Further, the Letter provides that in determining to issue a warning letter and not initiate the delisting of the Company’s securities, the Exchange took into consideration, among other things, that this is the first time that the Company has failed to satisfy the notice requirements of Section 703 of the Exchange’s Company Guide.

The Company confirms April 30, 2012 as the record date for the Annual Meeting and that the Annual Meeting will be held on May 25, 2012.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of InfuSystem Holdings, Inc. dated May 21, 2012.

99.2	Press Release of InfuSystem Holdings, Inc. dated May 21, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name: Jonathan P. Foster
Title: Chief Financial Officer

Dated: May 21, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of InfuSystem Holdings, Inc. dated May 21, 2012.

99.2	Press Release of InfuSystem Holdings, Inc. dated May 21, 2012.